Exhibit 99.1

News Release

COMPANY CONTACT	MEDIA CONTACT
Doug Baker	William J. Spina
Chief Financial Officer	781.378.2000
Nano-Proprietary, Inc.	wjs_ptnrs@msn.com
248.391.0612
dbaker@appliednanotech.net

NANO-PROPRIETARY, INC. EXTENDS THE RESEARCH AGREEMENT WITH LEADING INDUSTRIAL CHEMICAL PRODUCTS COMPANY

Austin, Texas, October 1, 2007 – Nano-Proprietary, Inc. (OTC BB: NNPP) today announced that upon successful conclusion of its initial research project with a leading industrial chemical products company in Japan, its subsidiary, Applied Nanotech, Inc. (“ANI”), has entered into an extension of its research and development partnership agreement to develop technical inks. Technical inks are inks that can be deposited using additive processes such as printing, in particular inkjet and screen printing. The target markets for technical inks are printed circuit boards, flexible electronics, photovoltaics, displays, communications instrumentation, and RFIDs .

The purpose of the partnership is to strategize and identify specific applications, and then develop technical inks to address each unique situation. The main area of research for the partnership has involved conductive inks using functionalized nanoparticles that will be manufactured and commercialized by the chemical company.

The extended project, located at ANI’s facilities in Austin, Texas, will start October 1, 2007. ANI is providing a team of researchers, laboratory space, equipment and the necessary installations.  During the next twelve months, ANI will receive a minimum of $625,000 in funding. Under this agreement, ANI’s partner has the option of licensing the intellectual property developed under the R&D partnership.

“As a result of the first year research agreement, we identified specific metallic conductive inks to be utilized by the rapidly developing printed electronics industry,” said Dr. Zvi Yaniv, President and CEO of ANI. “In the second year, we will improve the stability of our metallic inks and fine-tune alternative processing methods such as inkjet and laser deposition.”

”I am very pleased with the progress that we have made to date on this project and this continuation  is just one more example of our growing strength in the field of applied nanotechnology,” said Tom Bijou, Chairman and Chief Executive Officer of Nano-Proprietary, Inc.

ABOUT NANO-PROPRIETARY, INC.
Nano-Proprietary, Inc. is a holding company consisting of two wholly owned operating subsidiaries. Applied Nanotech Inc. is a premier research and commercialization organization dedicated to developing applications for nanotechnology with an extremely strong position in the field of electron emission applications from carbon film/nanotubes, sensors, functionalized nanomaterials, and nanoelectronics. Electronic Billboard Technology, Inc. (EBT) has investments related to electronic digitized sign technology. The Companies have over 200 patents or patent applications pending. Nano-Proprietary’s business model is to license its technology to partners that will manufacture and distribute products using the technology. Nano-Proprietary’s website is www.nano-proprietary.com.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties concerning Nano-Proprietary’s business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in Nano-Proprietary’s annual report on Form 10-K/A for the fiscal year ended December 31, 2006, and in reports subsequently filed by Nano-Proprietary with the Securities and Exchange Commission ("SEC"). All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval System (EDGAR) at www.sec.gov or from Nano-Proprietary’s website listed above. Nano-Proprietary hereby disclaims any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

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